EXHIBIT T3A-2

Microfilm Number ________________                Filed with the Department
                                                 of State on March 11, 1994
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Entity Number   869683
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                                                  SECRETARY OF THE COMMONWEALTH


                          GENESIS HEALTH VENTURES, INC.

               ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                             DSCB: 15-1915 (REV 90)

           In compliance with the requirements of 15 Pa.C.S. ss. 1915 (relating to articles of amendment), the undersigned businesS corporation, desiring to amend its Articles, hereby states that:

1.    The name of the corporation is:       GENESIS HEALTH VENTURES, INC.
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2.    The (a) address of this corporation's current registered office in this
      Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

      (a)  148 West State Street, Kennett Square, PA 19348    Chester
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         Number and Street     City        State         Zip           County

      (b)  c/o:
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               Name of Commercial Registered Office Provider           County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.    The statute by or under which it was incorporated is:

      Pennsylvania Business Corporation Law of 1988
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4.    The date of its incorporation is:     May 16, 1985
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5.    (Check, and if appropriate complete, one of the following):

      [x] The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

      [ ]   The amendment shall be effective on:             at
                                                ---------------  --------------
                                                     Date               Hour

6.    (Check one of the following):

      [x] The amendment was adopted by the shareholders (or members) pursuant to 15 Pa.C.S.ss. 1914(a) and (b).

      [ ] The amendment was adopted by the board of directors pursuant to 15 Pa.C.S.ss. 1914(c).

7.     (Check, and if appropriate complete, one of the following):

      [x] The amendment adopted by the corporation, set forth in full, is as follows:

            *RESOLVED, that Article 5 of the Articles of Incorporation of Genesis Health Ventures, Inc. should be amended and restated to read in full as follows:

                     5. The aggregate number of shares which the corporation shall have authority to issue is Thirty million (30,000,000) shares, consisting of (a) Twenty-five million (25,000,000) shares of common stock, par value $.02 per share, and (b) Five million (5,000,000) shares of preferred stock, as more fully described in Article 6 below ("Preferred Stock").*

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8.     (Check if the amendment restates the Articles):

[ ] The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

           IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer this 8th day of
                                                                     ---
March, 1994
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                             GENESIS HEALTH VENTURES, INC.

                             By: /s/ Lewis J. Hoch
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                                 Lewis J. Hoch
                                 Vice President, General Counsel & Secretary















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